UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 29, 2006

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1700 17th Street, San Francisco, California 94103

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(415) 865-1100

Former name or former address, if changed since the last report:

Services Acquisition Corp. International

401 East Olas Boulevard, Suite 1140, Fort Lauderdale, Florida 33301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2006, Services Acquisition Corp. International, a Delaware corporation (“SACI”), consummated a merger with Jamba Juice Company, a California corporation (“Jamba Juice”), pursuant to that certain Agreement and Plan of Merger dated as of March 10, 2006, as amended, by and among SACI, JJC Acquisition Company, a California corporation and wholly-owned subsidiary of SACI, and Jamba Juice, whereby Jamba Juice became a wholly-owned subsidiary of SACI (the “Merger”). Effective upon the consummation of the Merger, SACI changed its name to Jamba, Inc. and is hereinafter referred to as the “Company”.

As a consequence of the Merger, the Company succeeded to an existing revolving line of credit between Jamba Juice and Bank of America, N.A. (the “Credit Line”) for a maximum principal of up to $35 million or 1.5 times trailing earnings before interest, taxes, depreciation and amortization, as defined by the agreement for the Credit Line. The Credit Line was initially established October 30, 2003 by Jamba Juice, but has been amended from time to time such that the current line expires December 2007. Borrowings bear interest at either the London Inter Bank Offering Rate (LIBOR) plus a margin of 2.00% to 3.25% or a Base Rate (determined by certain base rates such as Prime, Federal Funds Effective Rate or Base CD rate) plus a margin of 0% to 1.5%, depending on Jamba Juice’s adjusted leverage ratio (as defined by the Credit Line). The Credit Line is secured by substantially all of the assets of Jamba Juice and requires compliance with certain quarterly financial covenants. As of November 28, 2006, Jamba Juice was in compliance with these covenants. Total outstanding on the Credit Line as of November 28, 2006 was $15.9 million.

In addition to requiring that Jamba Juice maintain certain minimum ratios such as a fixed charge coverage ratio and an adjusted leverage ratio, Jamba Juice is prohibited from making loans, advances, or other extensions of credit and is prohibited from paying dividends, dissolving or liquidating the business and creating certain liens. The Credit Line also prohibits certain changes in ownership, such as the Merger, for which management obtained a waiver from Bank of America, N.A in regards to Jamba Juice’s combination with SACI. The description of the Credit Line does not purport to be complete and is qualified in its entirety by reference to the full Credit Line agreement and amendments thereto, a copy of which is filed as Exhibit 10.1.

Item 5.05 Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of November 29, 2006, the Company’s Board approved a new Code of Business Conduct and Ethics that applies to every officer, director and employee of the Company and Jamba Juice, a copy of which is filed as Exhibit 14.1 hereto, replacing that previously implemented by SACI’s Board of Directors. The newly installed Code of Business Conduct and Ethics will appear on the Company’s website, under the Investor Relations section at www.jambajuice.com. The Company intends to disclose any amendment to, or waiver from, any applicable provision of the Code of Business Conduct and Ethics (if such amendment or waiver relates to elements listed under Item 406(b) of Regulation S-K and applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) by posting such information on our corporate and investor website at www.jambajuice.com. Information contained on the Company’s website, however, is not incorporated by reference into, and does not constitute a part of, this current report on Form 8-K.

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Item 8.01 Other Events.

On November 29, 2006, the Company’s common stock, warrants and units began trading on the NASDAQ Global Market (“NASDAQ”) under the symbols JMBA, JMBAW, JMBAU, respectively. Reference is made to the current report on Form 8-K filed by SACI on November 24, 2006 regarding the announced transition from the American Stock Exchange to NASDAQ, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Loan Agreement and Waiver by and between Jamba Juice Company and Bank of America dated October 30, 2003, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2006

JAMBA, INC.

By:	/s/ Donald D. Breen
Name:	Donald D. Breen
Title:	Senior Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement and Waiver by and between Jamba Juice Company and Bank of America dated October 30, 2003, as amended.

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